Exhibit 3.2

                             ARTICLES OF AMENDMENT
                                  relating to
                             4.36% PREFERRED STOCK
                             4.68% PREFERRED STOCK
                           7.76% PREFERRED STOCK AND
                             6.40% PREFERRED STOCK
                                      of
                              IES UTILITIES INC.

                   ---------------------------------------
                      Pursuant to Sections 490.602 and
                                 490.1002
                    of the Iowa Business Corporation Act
                   ---------------------------------------


           I, Edward M. Gleason, Vice President-Treasurer and Corporate Secretary of IES Utilities Inc., a corporation organized and existing under the Iowa Business Corporation Act (the "Company"), in accordance with the provisions of Sections 490.602 and 490.1002 thereof, DO HEREBY CERTIFY THAT:

1. Pursuant to the authority conferred upon the Board of Directors of the Company by its Amended and Restated Articles of Incorporation, and in accordance with the provisions of Sections 490.602 and 490.1002 of the Iowa Business Corporation Act, the Board of Directors of the Company duly adopted a resolution on November 29, 2000, creating four series of shares of Class A Preferred Stock, $50 par value per share, of the Company, designated as 4.36% Preferred Stock, 4.68% Preferred Stock, 7.76% Preferred Stock and 6.40% Preferred Stock.

2. Said resolution of the Board of Directors of the Company creating the series designated as 4.36% Preferred Stock provides that said series shall have such designations and number of shares and such preferences, limitations and relative rights as are set forth in the paragraphs below, which paragraphs shall constitute Subparagraph (i) under Paragraph III of the enumeration of the designations, rights, preferences and conditions of the Class A Preferred Stock of the Company set forth in Section 2 of Article IV of the Amended and Restated Articles of Incorporation of the Company:

(i)   4.36% Preferred Stock

                The Corporation has established a "4.36% Preferred Stock", consisting initially of 200,000 authorized shares of the par value of $50 per share.

                The terms of the "4.36% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Class A Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in this Class A Part, which are applicable to the

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      Class A Preferred  Stock of the par value of $50 per share of all series)
      shall be as follows:

     (a) The dividend rate of the 4.36% Preferred Stock shall be 4.36% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months, respectively, to be designated as dividend periods) and the date from which dividends on shares of the 4.36% Preferred Stock shall be cumulative shall be January 1, 2002.

     (b) The prices at which the 4.36% Preferred Stock may be redeemed at the option of the Corporation, on the terms and conditions specified in Paragraph XIV of this Class A Part, shall be $53.30 per share, if redeemed on or before December 1, 1959, $52.80 per share if redeemed thereafter and on or before December 1, 1964, and $52.30 per share if redeemed after December 1, 1964, plus, as provided in said Paragraph XIV, an amount equal to full cumulative dividends thereon to the redemption date.

     (c) The amounts payable upon the shares of 4.36% Preferred Stock in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in Paragraph (b) hereof above, then in effect, plus, as provided in Paragraph XII of this Class A Part, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Class A Preferred Stock.

3. Said resolution of the Board of Directors of the Company creating the series designated as 4.68% Preferred Stock provides that said series shall have such designations and number of shares and such preferences, limitations and relative rights as are set forth in the paragraphs below, which paragraphs shall constitute Subparagraph (ii) under Paragraph III of the enumeration of the designations, rights, preferences and conditions of the Class A Preferred Stock of the Company set forth in Section 2 of Article IV of the Amended and Restated Articles of Incorporation of the Company:

(ii)  4.68% Preferred Stock

                The Corporation has established a "4.68% Preferred Stock" consisting initially of 166,000 authorized shares of the par value of $50 per share.

                The terms of the "4.68% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Class A Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in this Class A Part, which are applicable to the Class A Preferred Stock of the par value of $50 per share of all series) shall be as follows:

     (a) The dividend rate of the 4.68% Preferred Stock shall be 4.68% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months respectively, to be designated as dividend periods) and the date from which dividends on shares of the 4.68% Preferred Stock shall be cumulative shall be January 1, 2002.

     (b) The prices at which the 4.68% Preferred Stock may be redeemed at the option of the Corporation, on the terms and conditions specified in Paragraph XIV of this Class A Part, shall be $53.22 per share, if redeemed on or before May 1, 1970, $52.37 per share if redeemed thereafter and on or before May 1, 1975, and $51.62 per share if redeemed after May 1, 1975, plus, as provided in said Paragraph XIV, an amount equal to full cumulative dividends thereon to the redemption date.

     (c) The amounts payable upon the shares of 4.68% Preferred Stock in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in Paragraph (b) hereof above, then in effect, plus, as provided in Paragraph XII of this Class A Part, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Class A Preferred Stock.

4. Said resolution of the Board of Directors of the Company creating the series designated as 7.76% Preferred Stock provides that said series shall have such designations and number of shares and such preferences, limitations and relative rights as are set forth in the paragraphs below, which paragraphs shall constitute Subparagraph (iii) under Paragraph III of the enumeration of the designations, rights, preferences and conditions of the Class A Preferred Stock of the Company set forth in Section 2 of Article IV of the Amended and Restated Articles of Incorporation of the Company:

(iii) 7.76% Preferred Stock

                The Corporation has established a "7.76% Preferred Stock", consisting initially of 100,000 authorized shares of the par value of $50 per share.

                The terms of the "7.76% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Class A Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in this Class A Part, which are applicable to the Class A Preferred Stock of the par value of $50 per share of all series) shall be as follows:

     (a) The dividend rate of the 7.76% Preferred Stock shall be 7.76% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months, respectively, to be designated as dividend periods) and the date from which dividends on shares of the 7.76% Preferred Stock shall be cumulative shall be January 1, 2002.

     (b) The prices at which the 7.76% Preferred Stock may be redeemed at the option of the Corporation, on the terms and conditions specified in Paragraph XIV of this Class A Part, shall be $58.82 per share, if redeemed on or before May 1, 1974, $53.97 per share if redeemed thereafter and on or before May 1, 1979, and $53.00 per share if redeemed thereafter and on or before May 1, 1984, and $52.03 per share if redeemed after May 1, 1984, plus, as provided in said Paragraph XIV, an amount equal to full cumulative dividends thereon to the redemption date.

     (c) The amounts payable upon the shares of 7.76% Preferred Stock in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in Paragraph (b) hereof above, then in effect, plus, as provided in Paragraph XII of this Class A Part, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Class A Preferred Stock.

5. Said resolution of the Board of Directors of the Company creating the series designated as 6.40% Preferred Stock provides that said series shall have such designations and number of shares and such preferences, limitations and relative rights as are set forth in the paragraphs below, which paragraphs shall constitute Subparagraph (iv) under Paragraph III of the enumeration of the designations, rights, preferences and conditions of the Class A Preferred Stock of the Company set forth in Section 2 of Article IV of the Amended and Restated Articles of Incorporation of the Company:

(iv)  6.40% Preferred Stock

                The Corporation has established a "6.40% Preferred Stock", consisting initially of 545,000 authorized shares of the par value of $50 per share.

                The terms of the "6.40% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Class A Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in this Class A Part, which are applicable to the Class A Preferred Stock of the par value of $50 per share of all series) shall be as follows:

     (a) The dividend rate of the 6.40% Preferred Stock shall be 6.40% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months, respectively, to be designated as dividend periods) and the date from which dividends on shares of the 6.40% Preferred Stock shall be cumulative shall be January 1, 2002.

     (b) The prices at which the 6.40% Preferred Stock may be redeemed at the option of the Corporation, otherwise than for sinking fund purposes, on the terms and conditions specified in Paragraph XIV of this Class A Part, shall be $53.20 per share, if redeemed on or before May 1, 2003, $51.60 per share if redeemed thereafter and on or before May 1, 2009, and $50.80 per share if redeemed thereafter and on or before May 1, 2014, and $50 per share, if redeemed after May 1, 2014, plus, as provided in said Paragraph XIV, an amount equal to full cumulative dividends thereon to the redemption date; except $50 per share if redeemed at any time for the sinking fund, plus, in each case, accrued dividends to the date of redemption; provided, however, that prior to May 1, 2003, none of the shares may be redeemed pursuant to this paragraph (b) if such redemption is for the purpose or in anticipation of refunding any shares through the use, directly or indirectly, of funds borrowed by the Company, or through the use, directly or indirectly, of funds derived through the issuance by the Company of stock ranking prior to or on a parity with the 6.40% Preferred Stock, as to dividends or assets, if such borrowed funds have an interest rate or an effective interest cost to the Corporation (computed in accordance with generally accepted financial practice) or such stock has a dividend rate or cost (so computed) of less than 6.40% per annum.

     (c) The amounts payable upon the shares of 6.40% Preferred Stock, in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in Paragraph (b) hereof above, then in effect, plus, as provided in Paragraph XII of this Class A Part, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Class A Preferred Stock.

     (d) The holders of shares of 6.40% Preferred Stock shall be entitled to the benefit of a sinking fund as follows: on May 1, 2003 and on each May 1 (except that the final redemption shall be on May 1, 2022) thereafter the Corporation shall redeem out of funds legally available therefor 27,250 shares of this series (or the number of shares then outstanding if less than 27,250) at a sinking fund redemption price equal to $50 per share plus accrued and unpaid dividends to the redemption date; on May 1, 2008, and on each May 1 thereafter the Corporation shall have the noncumulative option to redeem up to an additional 27,250 shares of this series at a sinking fund redemption price equal to $50 per share plus accrued and unpaid dividends to the redemption date; all shares redeemed by the Corporation pursuant to the foregoing provisions shall be canceled; in the event that the Corporation shall at any time be in default in the performance of its obligations under the foregoing provisions of this Paragraph (d), no dividends (other than dividends payable in Common Stock) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or any other stock of the Corporation over which the Class A Preferred Stock has preference as to the payment of dividends or as to assets.

6. The amendment creating the 4.36% Preferred Stock, the 4.68% Preferred Stock, the 7.76% Preferred Stock and the 6.40% Preferred Stock was duly adopted by the Board of Directors of the Company in accordance with Section
490.1002 of the Iowa Business Corporation Act and shareowner action was not required.

           These Articles of Amendment shall be effective at 5:01 p.m., Central Time, on the 20th day of December, 2001.

           IN WITNESS WHEREOF, the undersigned has executed and subscribed these Articles of Amendment on behalf of the Company and does affirm the foregoing as true this 18th day of December, 2001.



                                  By: /s/ Edward M. Gleason
                                     ------------------------------------------
                                          Edward M. Gleason
                                          Vice   President-Treasurer   and
                                            Corporate Secretary












This instrument was drafted by and should be returned to Peter C. Underwood of the firm of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, WI 53202.